United States

Securities and Exchange Commission

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. ___)

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☐	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12

3PEA INTERNATIONAL, INC.

(Name of Registrant As Specified In Its Charter)

_______________________________________________________________________

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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On May 7, 2018, 3Pea International, Inc. made the following information available to its stockholders in connection with its 2018 Annual Meeting of Stockholders.

3PEA INTERNATIONAL, INC.

1700 W. Horizon Ridge Parkway, Suite 200

Henderson, Nevada 89012

SUPPLEMENTAL INFORMATION REGARDING PROPOSAL NO. 1 – ELECTION OF DIRECTORS

May 7, 2018

The following information relates to and supplements the disclosures contained in the definitive proxy statement (the “Proxy Statement”) of 3Pea International, Inc. (referred to herein as the “Company,” “we,” “us” or “our”), which was first filed with the Securities and Exchange Commission (the “SEC”) and sent to stockholders on April 6, 2018 in connection with the solicitation of proxies by the Board of Directors of the Company (the “Board”) for the 2018 Annual Meeting of Stockholders to be held on Friday, May 18, 2018 at 2:30 p.m. local time, at M Resort Spa Casino, located at 12300 Las Vegas Blvd. S, Henderson, Nevada 89044, and any adjournment or postponement thereof (the “Annual Meeting”).

The information in this supplement dated May 7, 2018 to the Proxy Statement (the “Supplement”) is in addition to the information set forth in the Proxy Statement and should be read in conjunction with the Proxy Statement.  Except as described in this Supplement, the information provided in the Proxy Statement continues to apply.  To the extent that information in this Supplement differs from or updates information contained in the Proxy Statement, the information in this Supplement controls.

As disclosed in the Proxy Statement, the Company’s stockholders are being asked to vote on four nominees the (“Nominees”) to the Board of Directors of the Company. All four Nominees were current members of the Board.

Following the distribution of the Proxy Statement, and as disclosed in Current Reports on Form 8-K, the Company appointed three new members to the Board of Directors. Set forth below is certain biographical information about each new director.

Quinn Williams, Director. Mr. Williams has served as a director since April 13, 2018. Mr. Williams is an attorney and shareholder with the firm of Greenberg Traurig LLP, which he joined in June 2002. Admitted to the Bar in New York and Arizona, Mr. Williams practice focuses on mergers and acquisitions, public and private securities offerings, venture capital transactions and advising on the formation and funding of emerging companies. Mr. Williams industry experience includes technology, fintech, banking, manufacturing, distribution, real estate and specialty service industries. He serves as corporate counsel for private companies and was formerly general counsel of an international retail franchisor and served on the Board of Directors of Swenson’s Inc., in 1985. Mr. Williams possesses a long list of accolades and awards, including listed, The Best Lawyers in America, Corporate Law; Franchise Law; Venture Capital Law, 1995-2018; selected by The Business Journal “Best of the Bar Award” Corporate Financing, 2005, and is rated AV preeminent® 5.0 out of 5 from Martindale Hubbell. Mr. Williams graduated from the University of Wisconsin and University of Arizona College of Law.

Dennis Triplett, Director. Mr. Triplett has served as a director since May 3, 2018. Mr. Triplett served as CEO (March 2004 to April 2015) and Chairman (April 2015 to March 2017) of Healthcare Services at UMB Bank, N.A. a leading provider of healthcare payment solutions including health savings accounts (HSAs), healthcare spending accounts and payments technology. Mr. Triplett founded this division that is now the fifth largest HSA custodian in the nation with $2.6 billion in assets and accounts exceeding 1.25 million.  Mr. Triplett developed the Bank’s Medical Savings Account product in the late 90’s and grew that into a multipurpose card product supporting a variety of spending accounts including HSAs, FSAs, and HRAs. Mr. Triplett has over 35 years of experience in the banking industry including serving as the President and CEO of two banks in the Midwest and has extensive credit and debit card experience.  Mr. Triplett is a graduate of several banking schools and holds an MBA degree from the University of Missouri. Mr. Triplett industry leadership has included Chairing the Employers Council on Flexible Compensation (ECFC) from 2007 to 2014; a founding Board Member of the American Bankers Association’s HSA Council; Chairing American Health Insurance Plan’s (AHIP) HSA Leadership Council from 2009 to 2013. Civically, Mr. Triplett serves on the Board of the Greater Kansas City Crime Commission since 2011, Chairperson for Community for Coaches since 2016 and member of UMB Healthcare Services Strategic Advisory Council since 2016.

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Dan R. Henry, Director. Mr. Henry has served as a director since May 3, 2018. Mr. Henry has been a private investor and advisor since 2013 and previously served as Chief Executive Officer of NetSpend, a leading provider of prepaid debit cards for personal & commercial use, from 2008 to 2014. Prior to that, he served as president and chief operating officer of Euronet, a global leader in processing secure electronic financial transactions from 1994 to 2006. He was also a co-founder of Euronet and served on its board until January 2008. Mr. Henry currently serves on the Boards of Directors of a number of privately held companies, including The Brinks Company, Balance Innovations, Rx Savings Solutions, and Align Income Share Funding, in the payments and technology industries. Mr. Henry is a seasoned financial services industry entrepreneur who brings valuable senior leadership, experience and insight to the Board.

Our Board has determined that Messrs. Williams, Triplett and Henry each qualify as an “independent director” as defined by the NASDAQ Stock Market.

The Board of Directors had previously adopted a compensation policy for independent directors under which they are to be paid an annual fee of $15,000 per year, and $1,500 each quarterly board meeting they attend, which will be applicable to each of the new independent directors. In connection with their appointments, we issued each new director the following equity incentive compensation:

•	Mr. Williams: 200,000 shares of restricted common stock which vests over a four-year period from the date of his appointment.
•	Mr. Triplett: 200,000 shares of restricted common stock which vests over a four-year period from the date of his appointment.
•	Mr. Henry: options to purchase 1,500,000 shares of common stock exercisable for five years at $1.34 per share, which vests over a four-year period from the date of his appointment.

We expect that each of our independent directors will serve on each least two committees. Following the 2018 Annual Meeting, we expect to form an audit committee, a compensation committee and a nominating and corporate governance committee.

In conjunction with the appointments of Messrs. Williams, Triplett and Henry, we modified our Bylaws to clarify that their term of office as directors will expire at the next annual meeting of shareholders, provided, notwithstanding the expiration of the term of a director, the director shall continue to hold office until a successor is elected and qualifies or until his death, resignation, retirement, removal, or disqualification, or until there is a decrease in the number of directors.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF EACH NOMINEE.

We encourage you to read the Proxy Statement in its entirety, including Proposal No. 1 therein, as modified by this Supplement.

Voting Information

You do not have to take any action if you have already voted your shares and do not wish to revoke or change your votes.  Your votes will be tabulated at the 2018 Annual Meeting as you instructed.

If you have already voted your shares and wish to revoke your proxy or change your voting instructions, you may do so prior to the vote at the 2018 Annual Meeting.  A stockholder of record who has given a proxy may revoke it at any time before the closing of the polls by the inspector of elections at the meeting by: delivering to our Secretary (by any means, including facsimile) a written notice stating that the proxy is revoked; signing and delivering a proxy bearing a later date; voting again through the Internet; or attending and voting at the Annual Meeting (although attendance at the meeting will not, by itself, revoke a proxy). Please note, however, that if your shares are held of record by a brokerage firm, bank or other nominee and you wish to revoke a proxy, you must contact that firm to revoke or change any prior voting instructions. Please refer to the voting instructions in the Proxy Statement for more information.

This Supplement, the Proxy Statement and our 2017 Annual Report to Stockholders are available online at online at www.iproxydirect.com/tpnl and at www.3pea.com.

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